Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS A PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 13 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 13 to the Collaboration and License Agreement (“Amendment”) is made and entered into by and between Kyowa Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“KKC”) and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA (“UGNX”).

RECITALS

A.
WHEREAS, KKC and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, as amended (collectively, the “Collaboration Agreement”); and

B.
WHEREAS, both Parties wish to further amend the Collaboration Agreement as set forth below.

C.
NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties agree as follows:

1.
This Amendment shall be effective as of May16, 2023 (the “Amendment Effective Date”).

2.
Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Collaboration Agreement.

3.
Article 1. Definitions shall be amended by the addition of the following new sections that provide as follows:

“1.1.101 “FD/MAS” means the Clinical Trial entitled “An open-label study of burosumab for treatment of fibroblast growth factor-23 mediated hypophosphatemia in fibrous dysplasia”, which is designated as Protocol # 000798 for burosumab and conducted by KKC, UGNX and the National Institute of Dental and Craniofacial Research (“NIDCR”), in accordance with certain Clinical Trial Agreement among KKC, UGNX and NIDCR dated as of July 26, 2022 (“NIDCR Agreement”).

1.1.102 “[***]” means any and all Clinical Trials performed in accordance with Applicable Laws and required as a condition to, or for the maintenance of, any [***].”

4.
Section 4.2.1 shall be deleted in its entirety and replaced with the following:

“The Parties shall prepare in writing an overall Development plan and budget (as such plan and budget may be amended from time to time in accordance with this Agreement, the “Core Development Plan”) covering the entire Development period and the Development activities and costs required in order to obtain and maintain the Marketing Approvals and (if applicable) the Pricing and/or Reimbursement Approvals for the Licensed Products (including Phase 4 Clinical Trials, if applicable) for the First Indication and Additional Indications, if any, in the Profit Share Territory, the European Territory, and Japan and Korea (such activities, the “Core Development Activities”), provided that the Core Development Plan related to Japan and/or Korea shall be limited to Clinical Trials mutually agreed by the Parties. The Parties acknowledge and agree that, in the Profit Share Territory and the European Territory, it is their intent to seek Marketing Approval in the First Indication for a label that is as broad as reasonably possible (including, for clarity, broad use by age), taking into account, among other things, the requirements of Applicable Laws and the interest in making Licensed Products in the Field commercially available in a timely manner. In the Profit Share Territory and the European Territory, in addition to Clinical Trial(s) designed to obtain Marketing Approval for pediatric patients from the age of five (5) through the age of eighteen (18), unless otherwise agreed upon in writing by the Parties, the Core Development Plan shall include a Clinical Trial for pediatric patients below the age of 5. For clarity, the Core Development Plan and Core Development Activities shall cover the 001 and 002 Studies, the 207 Study, the FD/MAS and [***]. The initial Core Development Plan has been mutually agreed in writing by the Parties, and shall be the operative Core Development Plan until amended with the approval of the JSC.”

5.
Section 4.3.1 shall be deleted in its entirety and replaced with the following:

“(a) UGNX shall be the lead Party for the Development of Licensed Products in the Field in the Profit Share Territory, the European Territory, and Japan and Korea (“Lead Development Party”) for the following activities beginning on the Effective Date (collectively, “UGNX Core Development Activities”): (i) [***]) conducted in the Profit Share Territory [***]; (ii) [***] conducted in the European Territory [***]; and (iii) [***] conducted in Japan and Korea; provided, however, that UGNX shall in each case under (i) and (ii) continue to be the Lead Development Party for any Phase 4 Clinical Trials and/or Clinical Trials for additional indications in the Field (but excluding for clarity Phase 5 Clinical Trials), if any, commenced (Initiation) by [***] in the [***] or the [***] prior to the [***], as applicable, until completion of such respective Clinical Trial (“On-Going Clinical Trials”).

(b) [***] shall be the Lead Development Party for the following activities (collectively, “[***] Core Development Activities”): (i) [***]; (ii) [***]; (iii) [***], [***] until completion of such study, (iv) [***] until completion of such study; (v) [***]; and (vi) [***], all of the Core Development Activities conducted in the [***], until completion of such studies, excluding, for clarity, in the case of (v) and (vi), any On-Going Clinical Trials. Regarding any issues solely related to the FD/MAS, notwithstanding any provision to the contrary in the NIDCR Agreement, beginning from [***], [***] shall be the sole contact party with NIDCR and FDA under the NIDCR Agreement, such that in the event [***] receives any information or requirement solely as it relates to the FD/MAS from the NIDCR or the FDA, [***] shall as promptly as practicable share such information and/or requirement with [***] and provide assistance as reasonably requested by [***].”

6.
Section 4.9.1(a) and (b) shall be deleted in its entirety and replaced with the following:

“(a) Pre-Transition Funding. UGNX and KKC shall share equally (50/50) the Development Costs for all of the Core Development Activities incurred after the Effective Date through the day immediately preceding the Profit Share Territory Transition Date (in the Profit Share Territory) or the applicable European Transition Date (in the European Territory), including, for clarity, the 001and 002 Studies, [***] (except for [***] related to [***] incurred before [***] which shall remain the sole responsibility of [***]) and any On-Going Clinical Trials, until completion of such studies, except that KKC shall be responsible for one hundred percent (100%) of the Development Costs for the 207 Study and [***].

(b) Post-Transition Funding. Beginning on the Profit Share Territory Transition Date (in the Profit Share Territory) or the applicable European Transition Date (in the European Territory), KKC will be responsible for [*** ] ([***]%)] of the Development Costs for the Core Development Activities conducted in the Profit Share Territory and the European Territory, respectively, excluding, for clarity, any On-Going Clinical Trials. Notwithstanding the above, after the Profit Share Territory Transition Date, UGNX and KKC shall continue to share equally (50/50) the Development Costs for [***] (excluding [***] which shall remain the sole responsibility of [***]) as set forth in [***] budget attached hereto as Exhibit A (“[***] Budget”). In the event actual costs and expenses are expected to exceed the amounts set forth in [***] Budget, [***] shall obtain [***]’s prior written consent prior to incurring such increased expenses or costs. Any amounts in excess of [***] Budget not previously approved by [***] shall be the sole responsibility of [***].

7.
Section 5.2.1(a) shall be deleted in its entirety and replaced with the following:

(a)
Review. The JCT will coordinate communication and the exchange of information between the Parties with respect to Regulatory Filings to be prepared and submitted by or for UGNX for Licensed Products in the Field in the Territory and the European Territory; and without limiting the foregoing, UGNX shall provide KKC with copies of all such Regulatory Filings (including any protocols to be included in such filings) (in English) in the Territory and the European Territory to review prior to filing thereof. It is acknowledged by the Parties that given time constraints, the Regulatory Filing actually submitted by UGNX to a Regulatory Authority may vary from the matters discussed by the Parties in the JCT because of changes resulting from interactions with Regulatory Authorities and from continued work on such filings by UGNX's regulatory personnel. The Parties further agree that with respect to Regulatory Filings to be prepared and submitted by KKC related to the FD/MAS or [***], KKC shall provide UGNX with copies of all such Regulatory Filings (including any protocols to be included in such filings) (in English) to review prior to filing. KKC agrees to take in good faith reasonable comments from UGNX to such filings, except in the event timing constraints due to interactions with the Regulatory Authorities prevent KKC from considering UGNX’s comments.

8.
Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Collaboration Agreement shall continue in full force and effect as provided therein.

9.
This Amendment may be executed in one or more counterparts, including via electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 13 to Collaboration and License Agreement to be effective as of the Amendment Effective Date.

KYOWA KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Yasuo Fujii	By:	/s/ Tom Kassberg
Name:	Yasuo Fujii	Name:	Thomas Kassberg
Title:	Managing Executive Officer Chief Strategy Officer	Title:	Chief Business Officer